UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2018

BIOHITECH GLOBAL, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2018, BioHiTech Global, Inc. (the “Registrant”) completed a private placement for $2,141,665 in Units. The Registrant received gross proceeds of $2,141,665 from the sale of Units on December 28, 2017, December 29, 2017, February 22, 2018 and on March 30, 2018, from eleven (11) investors. The gross proceeds included $216,665 of payments in kind.

Commencing December 28, 2016, BioHiTech Global, Inc. (the “Registrant”) entered into a series of Securities Purchase Agreements (individually, the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Registrant agreed to sell and the Investors agreed to purchase, in a private placement offering (the “Offering”) Units comprised of, an aggregate of 428,333 shares of the Registrant’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Shares”) at the price of $5.00 per Series B Shares and warrants (the “Warrants”) to purchase 237,963 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $5.00 per share, exerable for a period of five years.

The Series B Shares are convertible at any time by the Investors, into shares of Common Stock at the rate of one share of Common Stock for $4.50 of stated value of Series B Shares converted. The conversion rate is subject to adjustment for stock splits, reclassification and issuance of certain Securities at a purchase price per share below the conversion price. The Series B Shares automatically convert into Common Stock on the earliest of the date (i) the Common Stock is listed on a National Securities Exchange; (ii) a fundamental transaction, which is defined as effectively a change in control of the voting capital stock or transfer of substantially all of the assets of the Registrant; (iii) of an underwritten public offering in an amount not less than $3,000,000, or (iv) December 1, 2018. The Series B Shares are entitled to receive dividends, at the rate of six percent (6%) until their conversion into Common Stock. The Series B Shares rank senior to the Registrant’s Common Stock with respect to dividends, distributions and payments on liquidation but junior to all existing and future indebtedness and any class of preferred stock.

The Registrant also granted the Investors certain piggy-back registration rights with respect to the shares of Common Stock underlying the conversion of the Series B Shares and the exercise of the Warrants and anti-dilution rights with respect to the conversion price of the Series B Shares.

The Registrant engaged a placement agent in connection with the Offering who received cash in the amount of 7% of the Offering Amount and warrants to purchase 3% of the Shares of Common Stock underlying the shares of Series B Shares sold, at an exercise price of $5.50 per share.

The foregoing description of the terms and conditions of the Agreement, the Warrants and the Certificate of Designation is only a summary and is qualified in its entirety by the full text of the Agreement, the Warrants and the Certificate of Designation, which have been filed as Exhibits 4.1, 4.2 and 10.1 to the Registrant’s Current Report on Form 8-K filed on January 4, 2018.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include the dilution to current stockholders as a result of the potential purchase price discount offered to the Investor, and the market overhang of shares available for sale that may develop as a result of the subsequent sale by the Investor of the shares of Common Stock underlying the Series B Shares and the Warrants, as well as other risks detailed from time to time in the Registrant’s periodic filings with the Securities and Exchange Commission.

Item 3.02. Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2018	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer